EXHIBIT 10.1
ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
      1. Purposes of the Plan. The purposes of this 2005 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards (including Stock Grants, Stock Units and Stock Appreciation Rights) and Cash Awards may also be granted under the Plan.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option and restricted stock plans, the grant of options and the issuance of shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Award” means an Option, a Stock Award or a Cash Award granted in accordance with the terms of the Plan.

(d) “Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means a bonus opportunity awarded under Section 15 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Illumina, Inc., a Delaware corporation.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Corporate Transaction” means any of the following, unless the Administrator provides otherwise:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

(v) any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 21(e)(3) of the Code.

(o) “Effective Date” means the date on which the Company’s stockholders approve the Plan.

(p) “Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and as designated in the applicable Option Agreement.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.

(v) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(w) “Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z) “Optioned Shares” means the Shares subject to an Option.

(aa) “Optionee” means the holder of an outstanding Option granted under the Plan.

(bb) “Outside Director” means a Director who is not an Employee.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

(dd) “Participant” means any holder of one or more Options, Stock Awards or Cash Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(ee) “Plan” means this 2005 Stock and Incentive Plan.

(ff) “Predecessor Plan” means the Illumina, Inc. 2000 Stock Plan, as amended.

(gg) “Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Service Provider” means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 hereof.

(kk) “Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 14.

(ll) “Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 13 or 14 below or other similar awards granted under the Plan (including phantom stock rights).

(mm) “Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn) “Stock Grant” means the award of a certain number of Shares granted under Section 13 below.

(oo) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(qq) “Withholding Taxes” means the federal, state and local income and employment withholding taxes, or any other taxes required to be withheld, to which the holder of an Award may be subject in connection with the grant, exercise, or vesting of an Award or the issuance or transfer of Shares issued or issuable pursuant to an Award.
      3. Stock Subject to the Plan.
      (a) Subject to the provisions of Section 17 hereof, the maximum aggregate number of Shares that may be issued and sold under the Plan is 11,542,358 Shares. This maximum number of Shares reserved and available for issuance under the Stock Plan consists of Shares reserved for issuance under the Predecessor Plan that as of May 2, 2005 were either (i) available for grant pursuant to awards that may be made under the Predecessor Plan or (ii) subject to outstanding options granted under the Predecessor Plan which Shares might be returned to the Predecessor Plan but such Shares shall become available for issuance hereunder only if and to the extent the options granted under the Predecessor Plan to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full.
      (b) An annual increase in the number of Shares reserved for issuance hereunder shall automatically occur on the first day of each fiscal year of the Company, beginning with fiscal year 2006 and ending with fiscal year 2010, equal to the lesser of (i) 1,200,000 Shares (subject to adjustment under Section 17), (ii) 5% of the outstanding Shares as of the last day of the immediately preceding fiscal year or (iii) a number of Shares determined by the Board. The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.

      (c) If an outstanding Award expires or terminates for any reason prior to exercise in full, or without the Shares subject thereto having been issued in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or otherwise forfeited to the Company in connection with termination of a Participant’s status as a Service Provider, such Shares shall become available for future grant under the Plan. Should the exercise or purchase price of an Award under the Plan be paid with Shares (including by withholding Shares from the Award) or should Shares otherwise issuable under the Plan be withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the exercise, purchase or issuance of Shares under an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issued in connection with the Award, and not by the net number of Shares issued to the holder of such Award.
      4. Administration of the Plan.
      (a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws, one or more officers of the Company to whom the Board or Committee has delegated the power to grant Awards to persons eligible to receive Awards under the Plan provided such grantees may not be officers or Directors.
      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(A) to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;

(B) to select the Service Providers to whom Awards may be granted hereunder;

(C) to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;

(D) to approve forms of Award Agreements for use under the Plan;

(E) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(F) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(G) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(H) to modify or amend each Award (subject to Section 19) hereof), including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement;

(I) to allow Participants to satisfy Withholding Tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of Withholding Tax is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(J) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(K) to make all other determinations deemed necessary or advisable for administering the Plan.
      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options, Stock Awards, Cash Awards or Shares issued under the Plan.
      5. Eligibility. Nonstatutory Stock Options and Stock Awards may be granted to Service Providers. Incentive Stock Options and Cash Awards may be granted only to Employees.
      6. Limitations.
      (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding designation as an Incentive Stock Option, no installment under such an Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which such Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.
      (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.
      (c) The following limitations shall apply to grants of Options and Stock Awards:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Awards covering more than 500,000 Shares, subject to adjustment as provided in Section 17 below.

(ii) However, in connection with his or her commencement of Service Provider status, an individual may be granted Awards covering up to an additional 1,000,000 Shares during the fiscal year in which such commencement occurs, which shall not count against the limit set forth in subsection (i) above and subject to adjustment as provided in Section 17 below.
      7. Term of Plan. The Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 19 hereof, the Plan shall terminate upon the earliest to occur of (a) June 28, 2015, (b) the date on which all Shares available for issuance under the Plan shall have been issued as fully vested Shares or (c) the termination of all outstanding Awards in connection with a dissolution or liquidation pursuant to Section 17(b) hereof or a Corporate Transaction pursuant to Section 17(c) hereof. Should the Plan terminate on June 28, 2015, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.
      8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however that the term shall be no more than ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
      9. Option Exercise Price and Consideration.
      (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.
      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.
      (d) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.
      10. Exercise of Option.
      (a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(ii) An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Withholding Taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 hereof.

(iii) Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.
      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.
      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.
      11. Formula Option Grants to Outside Directors. Outside Directors shall automatically be granted Options in accordance with the following provisions:

(a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided in this Section 11, shall be subject to the other terms and conditions of the Plan.

(b) Each individual who becomes an Outside Director after the Effective Date shall be automatically granted an Option to purchase 20,000 Shares subject to adjustment as set forth in Section 17(a) below (the “First Option”) on the date such individual is elected as a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(c) On each annual stockholder meeting commencing with the Effective Date, each Outside Director who continues to serve in such capacity immediately after such annual stockholder meeting shall be automatically granted an Option to purchase 8,000 Shares subject to adjustment as set forth in Section 17(a) below (a “Subsequent Option”); provided that the Outside Director has served on the Board for at least six calendar months prior to the date of such annual stockholder meeting.

(d) The terms of a First Option or a Subsequent Option granted pursuant to this Section shall be as follows:

(i) The term of the Option shall be ten (10) years measured from the date of grant.

(ii) The Option shall be exercisable only during the time that the Outside Director remains a Director and, with respect to Optioned Shares vested on the last day of service as a Director for the six (6) month period following the date of the Optionee’s cessation of service as a Director, provided, however, that the Option cannot be exercised after the expiration of the term of the Option. If, at the time of Optionee’s cessation of service as a Director, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which the Optionee is vested at the time of his or her cessation of Director status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(iii) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iv) The First Option shall vest and become exercisable as to 33% of the Optioned Shares on each of the first three anniversaries of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(v) The Subsequent Option shall vest and become exercisable as to 100% of the Optioned Shares on the earlier of (i) the one year anniversary of the date of grant of the Option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of the Option, provided that the Optionee continues to serve as a Director on such date.

(vi) If an Outside Director dies or ceases to serve as a Director as a result of the Outside Director’s Disability while holding any outstanding Option under this Section 11, then that Option may be exercised within six (6) months following his or her death or termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death or termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Outside Director or the Outside Director’s designated beneficiary, provided such beneficiary has been designated prior to his or her death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Outside Director, then such Option may be exercised by the personal representative of his or her estate or by the person(s) to whom the Option is transferred pursuant to his or her will or in accordance with the laws of descent and distribution. If, at the time of death or termination as a result of Disability, the Outside Director is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which the Outside Director is vested at the time of death or termination as a result of

Disability, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(vii) In the event of a Corporate Transaction, all Options granted pursuant to this Section II shall be subject to the terms and conditions of Section 17(c); provided that in the event that the successor corporation does not assume or substitute for each First Option and Subsequent Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable.

(e) The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate any program by which Outside Directors are automatically granted Nonstatutory Stock Options pursuant to this Section 11.
      12. Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.
      13. Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b) Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c) Termination of Participant’s Relationship as a Service Provider. In the event a Participant’s relationship as a Service Provider terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability. Except as determined by the Board, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
      14. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

(b) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c) Transferability. Except as determined by the Board, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
      15. Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a) Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant shall not exceed U.S. $1,000,000.

(b) Performance Criteria. The Administrator shall establish the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify and Applicable Laws, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Relationship as a Service Provider. The Administrator shall have the discretion to determine the effect of a termination as a Service Provider due to (i) Disability, (ii) death or (iii) otherwise shall have on any Cash Award.

      16. Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) or Cash Award that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable or payable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) and may in its discretion reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m).
      17. Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.
      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the number of Shares that may be added annually to the Plan pursuant to Section 3(b)(i) hereof, (iii) the number of Optioned Shares granted under First Options and Subsequent Options under Section 11 hereof, (iv) the maximum numbers of Shares that may be granted under Awards to any Service Provider within any fiscal year as set forth in Section 6(c) and (v) the number of Shares as well as the price per Share subject to each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.
      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not)

provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
      (c) Corporate Transaction.

(i) In the event of a Corporate Transaction, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant. For the purposes of this paragraph, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share or amount of cash covered by the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share covered by the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction.

(ii) Each Option or Stock Award which is assumed pursuant to this Section 17(c) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option or Stock Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (A) the exercise or purchase price payable per share under each outstanding Option or Stock Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted Options or Stock Awards under the Plan per year, (D) the maximum number and/or class of securities by which the share reserve is to increase automatically each year and (E) the number and/or class of securities subject to the Options granted under Section 11.
      18. Date of Grant. The date of grant of a First Option or Subsequent Option shall be the date on which it was automatically granted pursuant to Section 11 hereof. The date of grant of any other Award shall be, for all purposes, the date on which the Administrator grants such Award. Notice of the grant shall be provided to each Participant within a reasonable time after the date of such grant.
      19. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 17(a) of the Plan.
      20. Conditions Upon Issuance of Shares.
      (a) Awards shall not be granted and Shares shall not be issued pursuant to the exercise of an Award unless the grant of the Award, the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.
      21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction (including under Section 20), which authority is deemed by the Company’s counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.
      22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
      23. Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted or after any amendment requiring stockholder approval is made. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

ILLUMINA, INC.

2005 STOCK AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

AUTOMATIC GRANT FOR NONEMPLOYEE DIRECTOR

All capitalized terms shall have the meaning assigned to them in the attached Appendix.

24.	NOTICE OF GRANT

            You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:

Number of Shares Subject to the Option:

Type of Option: Nonstatutory Option

Expiration Date:

Vesting Schedule: Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[On the first three year anniversaries of the Vesting Commencement Date of this Option, one-third (1/3) of the Optioned Shares shall vest and become exercisable, subject to Optionee’s continuing to be a Director on such date.]

[100% of the Optioned Shares shall vest and become exercisable on the earlier of (i) the one year anniversary of the date of grant of this Option and (ii) the date immediately preceding the date of the annual meeting of the Company’s stockholders for the year following the year of grant of this Option, subject to Optionee’s continuing to be a Director on such date.]

25. AGREEMENT

     (a) Grant of Option. The Optionee is hereby granted an Option to purchase the number of Shares set forth in the Notice of Grant at the per share Exercise Price set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference.

     (b) Exercise of Option.

          (i) Right to Exercise. This Option shall vest and become exercisable in one or more installments in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. As this Option becomes vested and exercisable for such installments, those installments shall accumulate, and this Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination under this Paragraph B. In no event may this Option be exercised for any fractional shares.

          (ii) Post-Service Exercisability.

                    (A) Should Optionee cease to be a Director for any reason (other than death) while holding this Option, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of service) during which to exercise this Option.

                    (B) Should Optionee die or cease to serve as a Director as a result of the Director’s Disability while holding this Option, then the personal representative of Optionee’s estate or the person or persons to whom this Option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this Option. However, if Optionee has designated one or more beneficiaries of this Option in a form acceptable to the Administrator, then those persons shall have the exclusive right to exercise this Option following Optionee’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the expiration of the six (6)-month period measured from the date of Optionee’s death or termination.

                    (C) During the limited period of post-service exercisability, this Option may not be exercised in the aggregate for more than the number of Optioned Shares for which this Option is exercisable at the time the Optionee ceases to be a Director. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Optioned Shares for which this Option has not been exercised. However, this Option shall, immediately upon Optionee’s cessation as a Director for any reason, terminate and cease to be outstanding with respect to any Optioned Shares for which this Option is not otherwise at that time exercisable.

                    (D) In no event shall this Option be exercisable at any time after the Expiration Date.

          (iii) Special Acceleration of Option.

                    a. In the event of a Corporate Transaction, this Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for this Option, the Optionee shall fully vest in and have the right to exercise this Option as to all of the Optioned Shares, including Optioned Shares for which this Option is not otherwise exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period.

                    (A) This Option, to the extent it is assumed pursuant to this Paragraph 3(a), shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had this Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such transaction shall also be made to the Exercise Price under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same.

                    (B) This Option Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          (iv) Method of Exercise. This Option is exercisable through E*Trade Optionslink. The Optionee will receive a welcome kit from E*Trade explaining this service. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the purchased Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such purchased Shares.

          (v) Method of Payment. Payment of the aggregate Exercise Price shall made through E*Trade and may be by any of the following, or a combination thereof, at the election of the Optionee:

                    b. cash;

                    (A) check;

                    (B) consideration received through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to E*Trade to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Optioned Shares plus all applicable Federal, state and local income and employment or other taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased Optioned Shares directly to E*Trade in order to complete the sale; or

                    (C) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Optioned Shares for which this Option is exercised.

     (c) Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death with holding this Option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may be exercised following Optionee’s death. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Optionee.

     (d) Term of Option. This Option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     (e) Adjustment in Optioned Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (1) the total number and/or class of securities subject to this Option and (2) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided that the aggregate Exercise Price shall remain the same.

     (f) Successors and Assigns. Except to the extent otherwise provided in this Option Agreement, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this Option designated by Optionee.

     (g) Notices. Any notice required to be given or delivered to the Company under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     (h) Entire Agreement; Construction; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. Subject to Section 4(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     (i) IMPAIRMENT OF RIGHTS.

          NOTHING IN THIS OPTION AGREEMENT OR IN THE PLAN SHALL INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF THE COMPANY AND THE COMPANY’S STOCKHOLDERS TO REMOVE OPTIONEE FROM THE BOARD AT ANY TIME IN ACCORDANCE WITH THE PROVISIONS OF APPLICABLE LAW.

          By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ILLUMINA, INC.

Signature	By

Print Name	Title

Residence Address

APPENDIX

          The following definitions shall be in effect under this Option Agreement:

          “Administrator” means the Board of Directors of the Company or any of committee of Directors appointed by the Board of Directors of the Company as shall be administering the Plan, in accordance with Section 4 of the Plan.

          “Applicable Laws” means the requirements relating to the administration of stock option plans, the grant of options and the issuance of stock under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Common Stock” means the common stock of the Company.

          “Company” means Illumina, Inc., a Delaware corporation.

          “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          “Corporate Transaction” means any of the following, unless the Administrator provides otherwise:

               a) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

               b) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

               c) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended),

               d) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%)

of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

               e) any other event specified by the Board or a Committee, regardless of whether at the time an Option is granted or thereafter.

          “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          “Exercise Price” means the price per Share that the Optionee shall be required to pay in order to purchase Shares pursuant to an exercise of his or her Option.

          “Expiration Date” means the date set forth in the Notice of Grant, which is the date upon which this Option expires, if not terminated earlier in accordance with this Option Agreement and the Plan.

          “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          “Grant Date” means the date set forth in the Notice of Grant as the date on which the Administrator granted this Option.

          “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.

          “Notice of Grant” means the notice evidencing certain terms and conditions of this Option as set forth in Part I of this document.

          “Option” means this stock option granted to Optionee pursuant to the Plan.

          “Option Agreement” means this agreement between the Company and an Optionee evidencing the terms and conditions of this Option grant set forth in Part II of this document. The Option Agreement is subject to the terms and conditions of the Plan.

          “Optioned Shares” means the Shares subject to this Option.

          “Optionee” means the individual to whom this Option is granted under the Plan and named in the Notice of Grant.

          “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

          “Plan” means the Illumina, Inc. 2005 Stock and Incentive Plan.

          “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code or any successor provision.

ILLUMINA, INC.

2005 STOCK AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

          All capitalized terms shall have the meaning assigned to them in the attached Appendix.

1.	NOTICE OF GRANT

          You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Name of Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:

Number of Shares Subject to the Option:

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Expiration Date:

          Vesting Schedule: Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

          On the first year anniversary of the Vesting Commencement Date of this Option,                                          of the Optioned Shares shall become exercisable, subject to Optionee’s continuing to be a Service Provider on such date. An additional                                          of the Optioned Shares shall become exercisable each full month thereafter, subject to Optionee’s continuing to be a Service Provider on such date.

     27. AGREEMENT

          (a) Grant of Option.

               (i) The Optionee is hereby granted an Option to purchase the number of Shares set forth in the Notice of Grant at the per share Exercise Price set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference.

               (ii) If this Option is designated as an Incentive Stock Option in the Notice of Grant section of this Agreement, then no installment of Optioned Shares for which this Option becomes exercisable shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Optioned Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Optioned Shares or other securities for which this Option or any other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option.

          (b) Exercise of Option.

               (i) Right to Exercise. This Option shall vest and become exercisable in one or more installments in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. As this Option becomes vested and exercisable for such installments, those installments shall accumulate, and this Option shall remain vested and exercisable for the accumulated installments until the Expiration Date or sooner termination under this Paragraph B. In no event may this Option be exercised for any fractional shares.

               (ii) Post-Service Exercisability.

                    (A) Should Optionee cease to be a Service Provider for any reason (other than death or Disability) while holding this Option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of service) during which to exercise this Option.

                    (B) Should Optionee die while holding this Option, then the personal representative of Optionee’s estate or the person or persons to whom this Option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this Option. However, if Optionee has designated one or more beneficiaries of this Option in a form acceptable to the Administrator, then those persons shall have the exclusive right to exercise this Option following Optionee’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the expiration of the twelve (12)-month period measured from the date of Optionee’s death.

                    (C) Should Optionee cease to be a Service Provider by reason of Disability while holding this Option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of service) during which to exercise this Option.

                    (D) During the limited period of post-service exercisability, this Option may not be exercised in the aggregate for more than the number of Optioned Shares for which this Option is exercisable at the time the Optionee ceases to be a Service Provider. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Optioned Shares for which this Option has not been exercised. However, this Option shall, immediately upon Optionee’s cessation of Service Provider status for any reason, terminate and cease to be outstanding with respect to any Optioned Shares for which this Option is not otherwise at that time exercisable.

                    (E) In no event shall this Option be exercisable at any time after the Expiration Date.

               (iii) Special Acceleration of Option.

                    a. In the event of a Corporate Transaction, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, this Option; (ii) accelerate the vesting of this Option; and/or (iii) provide for termination of this Option as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of this Option for a cash payment to Optionee. If this Option becomes fully vested and exercisable in the event of a Corporate Transaction, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and this Option shall terminate upon the expiration of such period.

                    (A) This Option, to the extent it is assumed pursuant to this Paragraph 3(a), shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had this Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such transaction shall also be made to the Exercise Price under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same.

                    (B) This Option Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               (iv) Method of Exercise. This Option is exercisable through E*Trade Optionslink. The Optionee will receive a welcome kit from E*Trade explaining this service. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the purchased Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such purchased Shares.

               (v) Method of Payment. Payment of the aggregate Exercise Price shall made through E*Trade and may be by any of the following, or a combination thereof, at the election of the Optionee:

                    d. cash;

                    e. check;

                    f. consideration received through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to E*Trade to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Optioned Shares plus all applicable Federal, state and local income and employment or other taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased Optioned Shares directly to E*Trade in order to complete the sale; or

                    g. other Shares which, in the case of Shares acquired directly or indirectly from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Optioned Shares for which this Option is exercised.

          (c) Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death with holding this Option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may be exercised following Optionee’s death. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Optionee.

          (d) Term of Option. This Option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

          (e) Adjustment in Optioned Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (1) the total number and/or class of securities subject to this Option and (2) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided that the aggregate Exercise Price shall remain the same.

          (f) Notice of Disqualifying Disposition of Shares. If this Option is designated an Incentive Stock Option in the Notice of Grant section of this Agreement, then the Optionee shall, upon any sale or other disposition of the Optioned Shares effected on or before the later of two years after the Grant Date or one year after the exercise date, immediately notify the Company in writing of such sale or disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Optioned Shares acquired pursuant to this Option by payment in cash or out of the current earnings paid to the Optionee.

          (g) Successors and Assigns. Except to the extent otherwise provided in this Option Agreement, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this Option designated by Optionee.

          (h) Notices. Any notice required to be given or delivered to the Company under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          (i) Entire Agreement; Construction; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. Subject to Section 4(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

          (j) NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS

AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

          By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	ILLUMINA, INC.

Signature	By

Print Name	Title

Residence Address

APPENDIX

          The following definitions shall be in effect under this Option Agreement:

     (1) “Administrator” means the Board of Directors of the Company or any of committee of Directors appointed by the Board of Directors of the Company as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (2) “Applicable Laws” means the requirements relating to the administration of stock option plans, the grant of options and the issuance of stock under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

     (3) “Code” means the Internal Revenue Code of 1986, as amended.

     (4) “Common Stock” means the common stock of the Company.

     (5) “Company” means Illumina, Inc., a Delaware corporation.

     (6) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

     (7) “Corporate Transaction” means any of the following, unless the Administrator provides otherwise:

               a) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

               b) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

               c) the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended),

               d) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

               e) any other event specified by the Board or a Committee, regardless of whether at the time this Option is granted or thereafter.

     (8) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (9) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

     (10) “Exercise Price” means the price per Share that the Optionee shall be required to pay in order to purchase Shares pursuant to an exercise of his or her Option.

     (11) “Expiration Date” means the date set forth in the Notice of Grant, which is the date upon which this Option expires, if not terminated earlier in accordance with this Option Agreement and the Plan.

     (12) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               a) If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (13) “Grant Date” means the date set forth in the Notice of Grant as the date on which the Administrator granted this Option.

     (14) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (15) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.

     (16) “Notice of Grant” means the notice evidencing certain terms and conditions of this Option as set forth in Part I of this document.

     (17) “Option” means this stock option granted to Optionee pursuant to the Plan.

     (18) “Option Agreement” means this agreement between the Company and an Optionee evidencing the terms and conditions of this Option grant set forth in Part II of this document. The Option Agreement is subject to the terms and conditions of the Plan.

     (19) “Optioned Shares” means the Shares subject to this Option.

     (20) “Optionee” means the individual to whom this Option is granted under the Plan and named in the Notice of Grant.

     (21) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

     (22) “Plan” means the Illumina, Inc. 2005 Stock and Incentive Plan.

     (23) “Service Provider” means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a member of the Board of Directors of the Company.

     (24) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

     (25) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code or any successor provision.